UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 2050 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2010, Sparton Technology, Inc., a New Mexico corporation (“Seller”) and wholly-owned subsidiary of Sparton Corporation, an Ohio corporation (“Sparton”), entered into an agreement for the purchase and sale of real property (the “Purchase Agreement”) with Coven Holdings LLC, a New Mexico limited liability company (“Buyer”), for Seller’s property located at 8500 Bluewater Road NW, Albuquerque, New Mexico (“Property”). The total purchase price for the Property is $4.5 million. Buyer paid $1 million earnest money to Fidelity National Title, to be held in escrow pursuant to the Purchase Agreement. The earnest money and accrued interest is fully refundable for the forty-five day period which Buyer has to review the Property (the “Inspection Period”). The balance of the purchase price is due at closing. The sale is currently expected to close by February month end.

Under the Purchase Agreement, the sale is subject to customary closing conditions, including a title commitment, a survey, an environmental site assessment and the physical inspection of the Property. Prior to the end of the Inspection Period, in the event that Buyer is dissatisfied with the title, survey, environmental site assessment or physical condition of the Property, Buyer has the right to either terminate the Purchase Agreement or give notice to Seller requesting that Seller cure the items disapproved by Buyer. If Buyer elects to terminate the Purchase Agreement, Buyer shall be entitled to return of the earnest money and accrued interest. If Buyer does not disapprove the Property, the earnest money shall become non-refundable, but will continue to be held by Fidelity National Title, and shall be credited against the purchase price at closing. Sparton can offer no assurances that the sale will close on the terms described herein, or at all.

The foregoing does not constitute a complete summary of the terms of the Purchase Agreement and reference is made to the complete form of the Purchase Agreement and to the press release that are attached as Exhibit 10.1 and Exhibit 99.1, respectively, to this report and are hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Realtors® Association of New Mexico/Commercial Association of Realtors® New Mexico Purchase Agreement – Commercial – 2010 dated December 8, 2010 between Sparton Technology, Inc. and Coven Holdings LLC.

Exhibit 99.1	Press Release dated December 14, 2010 issued by Sparton Corporation regarding the Realtors® Association of New Mexico/Commercial Association of Realtors® New Mexico Purchase Agreement – Commercial – 2010 dated December 8, 2010 between Sparton Technology, Inc. and Coven Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: December 14, 2010	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Realtors® Association of New Mexico/Commercial Association of Realtors® New Mexico Purchase Agreement – Commercial – 2010 dated December 8, 2010 between Sparton Technology, Inc. and Coven Holdings LLC.

Exhibit 99.1	Press Release dated December 14, 2010 issued by Sparton Corporation regarding the Realtors® Association of New Mexico/Commercial Association of Realtors® New Mexico Purchase Agreement – Commercial – 2010 dated December 8, 2010 between Sparton Technology, Inc. and Coven Holdings LLC.